                                                                     EXHIBIT 5.1

                       WYRICK ROBBINS YATES & PONTON LLP
                               Attorneys at Law

                                  The Summit
                       4101 Lake Boone Trail, Suite 300
                      Raleigh, North Carolina  27607-7506


                               January 11, 2001


Incara Pharmaceuticals Corporation
3200 East Highway 54
Cape Fear Building, Suite 300
Research Triangle Park, North Carolina 27709


     Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 to be filed by Incara Pharmaceuticals Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 175,000 shares of the Company's common stock, $0.001 par value per share (the "Shares"). We understand that the Shares are not to be sold by the Company, but are to be sold by Knoll AG, which owns the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your securities counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transactions to be carried out in accordance with applicable state securities laws, the Shares, when issued in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus relating thereto, and any amendments thereto.

                              Very truly yours,

                              WYRICK ROBBINS YATES & PONTON LLP